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                                                                   EXHIBIT 10.37

                                LEAR CORPORATION

                          PENSION EQUALIZATION PROGRAM

                              AMENDED AND RESTATED
                                  NOVEMBER 1996

                            EFFECTIVE JANUARY 1, 1997

                                              As amended through August 15, 2003

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                                TABLE OF CONTENT

                                                                                            PAGE
                                                                                            ----
Preamble..............................................................................       1

Purpose of Plan.......................................................................       1

Amendment of Plan Effective January 1, 1997...........................................       2

Eligibility...........................................................................       2

Vesting...............................................................................       3

Pension Supplement....................................................................       4

Supplemental Preretirement Death Benefit..............................................       5

Supplemental Post Retirement Death Benefit............................................       6

Time of Payment.......................................................................       6

Form of Payment.......................................................................       6

Income Tax Treatment..................................................................       8

Social Security/Medicare Payroll Taxes................................................       8

Income Tax Withholding................................................................       9

Funding...............................................................................       9

ERISA Status..........................................................................       9

Assignment............................................................................       9

Employment Rights.....................................................................      10

Plan Administrator....................................................................      10

Incompetent Persons...................................................................      10

Expenses..............................................................................      10

Amendment/Termination of the Plan.....................................................      11

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
Plan Survives Change in Control.......................................................      11

Governing Law.........................................................................      11

Construction..........................................................................      11

Claims Procedure......................................................................      12

Definitions...........................................................................      15

                                     -iii-

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1.    PREAMBLE

      An investor group purchased Lear Siegler Seating Corporation on September 30, 1988 from Lear Diversified Holdings Corporation. Lear Siegler Seating Corporation was subsequently renamed Lear Corporation. At the time of the purchase, certain highly paid employees of Lear Siegler Seating Corporation were covered by a nonqualified deferred compensation plan known as the Supplemental Pension Plan for Officers of Lear Siegler, Inc.

      Following this purchase, the board of directors of Lear Corporation voted not to continue the Supplemental Pension Plan For Officers Of Lear Siegler, Inc. as that plan applied to its employees. In accordance with section 6.2 of the Supplemental Pension Plan For Officers Of Lear Siegler, Inc., the board of directors voted to terminate that plan with respect to employees of Lear Corporation and its subsidiaries. As a result of this plan termination, the rights of all employees (with the sole exception of Kenneth Way) under that plan were completely extinguished.

      Effective January 1, 1995, Lear Corporation established the Lear Corporation Pension Equalization Program. This Plan is not a successor to the Supplemental Pension Plan For Officers Of Lear Siegler, Inc. The rights of employees under this Plan are determined without regard to that plan.

2.    PURPOSE OF PLAN

      The Qualified Pension Plan is designed to provide a certain level of retirement income for employees of Lear and any affiliated company participating in the Lear Corporation Pension Plan. However, the Qualified Pension Plan is subject to certain rules in the

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      Internal Revenue Code that restrict the level of retirement income that can be provided to certain higher paid employees under that plan. The purpose of the Plan is to supplement the pensions of higher paid employees under the Qualified Pension Plan to the extent these pensions are subject to these legal restrictions, thereby providing these employees with a level of retirement income comparable to that of other employees. The board of directors believes that these pension supplements are necessary in order to recruit and retain senior executives.

      The Plan shall encompass all pension provisions of any employment agreement effective January 1, 1999, with regard to any such agreement which exists as of that date and any future employment agreement, as approved by the Compensation Committee of the board of directors of Lear Corporation or its delegate.

3.    AMENDMENT OF PLAN EFFECTIVE JANUARY 1, 1997

      Section 21 Amendment/Termination of the Plan gives the Board of Directors the authority to amend the Plan. In order to better fulfill the purpose of the Plan the Board of Directors approved an amendment to Section 10 Form of Payment effective January 1, 1997 to permit alternative payment options for those eligible employees who satisfy Section 10 as amended.

4.    ELIGIBILITY

      An employee of Lear and any affiliated company participating in the Lear Corporation Pension Plan is eligible for a benefit under the Plan if the employee satisfies all the requirements described in this section.

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      (a)   RETIREMENT AFTER 1994 The employee must separate from service with
            Lear or any such affiliated company, as indicated in Section 4, after December 31, 1994, after completing 20 years of service or after satisfying the requirements for early, normal or disability retirement under the Qualified Pension Plan.

      (b) PARTICIPANT IN QUALIFIED PENSION PLAN The employee must have a vested right to an accrued benefit under the Qualified Pension Plan.

      (c) MEMBER OF TOP HAT GROUP The employee must be a highly compensated employee or member of management who belongs to the "top hat group" within the meaning of the Employee Retirement Income Security Act of 1974.

      (d) DESIGNATED BY BOARD OF DIRECTORS The employee must have had compensation as recognized under the Qualified Pension Plan which exceeded the limits under Internal Revenue Code Section 401(a)(17) for at least three calendar years.

5.    VESTING

      An employee has a vested right to a benefit under the Plan as provided in this section. If an employee separates from service with Lear or any such affiliated company, as indicated in Section 4, before vesting, the employee forfeits any right to a benefit under the Plan.

      (a) 20 YEARS OF SERVICE An employee has a vested right to a benefit under the Plan as of the date the employee completes 20 years of service with Lear, Lear Siegler, Inc. any affiliated company participating in the Lear Corporation Pension Plan, or any combination thereof. Years of service are calculated in the same manner as under the Qualified Pension Plan.

      (b) ELIGIBILITY FOR RETIREMENT An employee with less than 20 years of service has a vested right to a benefit under the Plan as of the date the employee satisfies the requirements for early, normal or disability retirement under the Qualified Pension Plan, except that the employee has not separated from service with Lear or any such affiliated company, as indicated in Section 4.

      (c) CRIMINAL MISCONDUCT An employee who is vested forfeits any right to a benefit under the Plan if Lear terminates the employee because of fraud, embezzlement, misappropriation or other criminal misconduct involving moral turpitude committed in connection with employment with Lear or any such affiliated company, as indicated in Section 4.

6.    PENSION SUPPLEMENT

      An employee's benefit under the Plan is a pension supplement equal to the difference between the employee's actual vested accrued pension benefit under the Qualified Pension Plan and the pension benefit the employee would have accrued under the Qualified Pension Plan (ignoring all subsections under Section 4.01 other than subsection (a) of Section 4.01 of the Qualified Pension Plan) if the Qualified Pension Limits were disregarded.

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7.    SUPPLEMENTAL PRERETIREMENT DEATH BENEFIT

      A supplemental preretirement death benefit is paid to a surviving spouse who is eligible for a preretirement surviving spouse benefit under the Qualified Pension Plan. This death benefit is paid only if, upon the death of the employee, the following requirements have been met:

      (a) death occurs subsequent to the employee becoming eligible for, effective January 1, 2003, vesting as determined under the Qualified Pension Plan. An employee has a vested right to a benefit under the Qualified Pension Plan as of the date the employee completes 5 years of service with Lear, Lear Siegler, Inc. any affiliated company participating in the Lear Corporation Pension Plan, or any combination thereof. Years of service are calculated in the same manner as under the Qualified Pension Plan. Prior to January 1, 2003, the requirement was that death occurred subsequent to the employee becoming eligible for Plan participation pursuant to
            Section 4,

      (b)   death occurs subsequent to December 31, 1994,

      (c) death occurs prior to the employee's date of retirement under the Qualified Pension Plan, and

      (d) death occurs while the employee is actively employed by Lear or any such affiliated company, as indicated in Section 4.

      The supplemental preretirement death benefit is equal to the difference between the actual preretirement surviving spouse benefit under the Qualified Pension Plan and the

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      preretirement surviving spouse benefit that would be available under the
      Qualified Pension Plan (ignoring all subsections under Section 4.01 other than subsection (a) of Section 4.01 of the Qualified Pension Plan) if the Qualified Pension Limits were disregarded.

8.    SUPPLEMENTAL POST RETIREMENT DEATH BENEFIT

      A supplemental post retirement death benefit is paid to any individual who is a surviving spouse of an employee who is eligible for the Plan and who is eligible for a survivor's benefit under the Qualified Pension Plan. The supplemental post retirement death benefit is equal to the difference between the actual survivor's benefit under the Qualified Pension Plan and the survivor's benefit that would be available under the Qualified Pension Plan (ignoring all subsections under Section 4.01 other than subsection
      (a) of Section 4.01 of the Qualified Pension Plan) if the Qualified Pension Limits were disregarded.

9.    TIME OF PAYMENT

      An individual's benefit under the Plan is paid at the same time as the individual's benefit is paid under the Qualified Pension Plan. However, an employee electing to retire before age 65 under the Qualified Pension Plan must provide Lear with written notice of such election at least 6 months prior to such retirement date.

10.   FORM OF PAYMENT

      (a) NORMAL FORM OF PAYMENT An individual's benefit under the Plan is paid in the same form as the individual's benefit under the Qualified Pension Plan. However, Lear may, in its discretion, elect to pay any benefit under the Plan in a single lump

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            sum that is the actuarial equivalent of the benefit. To the extent a lump sum is payable from this Plan, the actuarial equivalence for such lump sum shall be determined in accordance with Exhibit A, item
            (c) of the Qualified Pension Plan.

      (b) AGE 62 OR 16B OFFICER OPTION An employee who satisfies the requirements of paragraphs (1) and (2) below may elect a single lump sum payment or an installment payment option in lieu of the Normal Form of Payment.

            (1) ELECTION REQUIREMENT An election of the lump sum option or the installment payment option shall not be effective if termination of employment occurs before the end of the first full calendar year beginning after the election is made, except if termination occurs by reason of death.

            (2) ELIGIBILITY REQUIREMENT Eligibility to elect either of these forms of payment shall be limited to employees who will be at least age 62 and have 10 years of Service (as defined in the Qualified Pension Plan) when benefits are to be paid, and (i) if the employee is restricted in stock ownership trades under
                  Section 166 of the Security Exchange Commission Regulations, have approval of the Compensation Committee of the Board of Directors, or (ii) if the employee is not restricted in stock ownership trades under Section 16b of the Security Exchange Commission Regulations, have approval of the Chief Executive Officer of the Corporation.

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            (3)   LUMP SUM PAYMENT The lump sum payment option is determined in accordance with the rules outlined under Normal Form of Payment of this Section 10.

            (4) INSTALLMENT PAYMENT Under this option the employee will receive a series of identical annual payments with the first payment beginning on the first of the month following retirement and each subsequent payment payable on the annual anniversary of the first payment. The employee will elect the number of annual payments payable at the time of the election of this option. In no event may the number of annual payments exceed 20. The annual payment will be determined by dividing the Lump Sum Payment that would be payable under paragraph (3) by an interest only annuity factor. The interest only annuity factor will be determined using the interest rate required in the determination of the Lump Sum Payment option.

11.   INCOME TAX TREATMENT

      This Plan is intended to be a nonqualified plan of deferred compensation under which the benefits are not subject to income tax until the year actually paid to employees.

12.   SOCIAL SECURITY/MEDICARE PAYROLL TAXES

      Benefits under the Plan are wages for purposes of social security and Medicare payroll taxes. Benefits are subject to payroll taxes in the year employees accrue the right to the benefit or, if later, vest in the benefits.

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13.   INCOME TAX WITHHOLDING

      Lear shall deduct from all payments under the Plan the amount of federal and state income taxes it is required to withhold.

14.   FUNDING

      The Plan is not funded. The liability for benefits under the Plan consists of an entry in Lear's financial records. Payments to employees and beneficiaries are made in cash from Lear's general assets. In the event Lear seeks protection under the federal bankruptcy laws, all persons are unsecured general creditors of Lear with respect to benefits derived from the Plan. Lear may in its discretion fund its liabilities with respect to the Plan through a Rabbi Trust.

15.   ERISA STATUS

      The Plan is an unfunded promise to pay deferred compensation. It is not intended to comply with section 401(a) of the Internal Revenue Code. Participation in the Plan is limited to a select group of management and highly compensated employees and the Plan is intended to qualify for the top hat exemptions contained in sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974.

16.   ASSIGNMENT

      Except to the extent required by law, Lear will not recognize any assignment, pledge, collateralization or attachment of benefits under the Plan.

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17.   EMPLOYMENT RIGHTS

      The Plan is not an employment contract and it creates no right in any person to continue employment with Lear or any such affiliated company, as indicated in Section 4, for any length of time.

18.   PLAN ADMINISTRATOR

      The Employee Benefits Committee of Lear is the plan administrator. Lear has the authority to do all things necessary to administer the Plan, including construing its language and determining eligibility for benefits. Lear has the authority to equitably adjust employees' rights under the Plan or the amount of an employee's benefit. Lear may adopt any rules necessary to administer the Plan which are not inconsistent with its terms. The board of directors may delegate the authority to administer the Plan.

19.   INCOMPETENT PERSONS

      If Lear finds that any person entitled to a benefit under the Plan is unable to manage his or her affairs because of legal incompetence, Lear, in its discretion, may pay the benefit due to such person to an individual deemed by Lear to be responsible for the maintenance of such person. Any such payment constitutes a complete discharge of Lear's liability under the Plan.

20.   EXPENSES

      Lear is responsible for the cost of administering the Plan.

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21.   AMENDMENT/TERMINATION OF THE PLAN

      Lear may amend or terminate the Plan by resolution of its board of directors or any duly authorized committee of the board at any time. An amendment or plan termination cannot reduce or eliminate the benefits employees have accrued under the Plan as of the date of the amendment is executed or the date the Plan is terminated.

22.   PLAN SURVIVES CHANGE IN CONTROL

      The obligations of Lear under the Plan are binding on any organization succeeding to substantially all the assets and/or business of Lear by sale or otherwise. Lear is obligated under the Plan to make appropriate provision for the preservation of employees' rights under any agreement or plan which it may enter into or that effects a merger, consolidation, reorganization, reincorporation, change of name or transfer of company assets.

23.   GOVERNING LAW

      The validity and construction of the Plan is governed by the laws of the State of Michigan, without giving effect to the principles of conflicts of law.

24.   CONSTRUCTION

      The following principles apply to the construction of the Plan.

      (a) The plan administrator shall, in its discretion, construe the language of the Plan and resolve all questions concerning the administration and the interpretation of the Plan document.

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      (b)   In the event any provision of the Plan is declared invalid, in whole or in part, by any legal authority, the remaining provisions of the Plan are unaffected and remain in full force and effect

      (c) A provision of the Plan which is invalid in any jurisdiction remains in effect and is enforceable in all jurisdictions in which the provision is valid.

      (d) Lear may, in its discretion, construe a provision of the Plan which is declared to be invalid in such a manner that it is valid.

25.   CLAIMS PROCEDURE

      The claims procedure set forth in this paragraph is the exclusive method of resolving disputes that arise under the Plan.

      (a) Written Claim Any claim that a person makes under the Plan must be in writing. All claims must be submitted to Lear within six months of the date on which the claimant contends he or she first had a right to receive a benefit under the Plan.

      (b) Denial of Claim Where Lear denies a claim, in whole or in part, it must furnish the claimant with a written notice of the denial setting forth the following information, in a manner calculated to be understood by the claimant.

            (1) A statement of the specific reasons for the denial of the claim.

            (2) References to the specific provisions of the Plan on which the denial is based.

            (3) A description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary.

            (4) An explanation of the claims review procedure with a statement that the claimant must request review of the decision denying the claim within 90 days following the date on which such notice was received by the claimant.

            The written notice of denial must be mailed to the claimant within 90 days following the date on which the claim was received by Lear. If special circumstances require an extension of time for processing a claim, the written notice may be mailed to the claimant not more than 180 days following the date on which the claim was received by Lear. Within the initial 90 day period, the claimant must be notified in writing of the extension, of the special circumstances requiring the extension and of the date by which the claimant will be furnished with written notice of the decision concerning the claim.

      (c) REVIEW OF DENIAL The claimant may request review of the denial of a claim. A request for review must be mailed to Lear within 90 days of the date on which the written notice of denial is received by the claimant and must set forth the following information.

            (1) The date on which the notice of denial of the claim was received by the claimant.

            (2) The specific portions of the denial of the claim that the claimant disputes.

            (3) A statement by the claimant setting forth the basis upon which the claimant believes Lear should reverse the denial of the claim for benefits under the Plan.

            (4) Written material (included as exhibits) that the claimant desires Lear to examine.

      (d) Decision on Review Lear must afford the claimant an opportunity to review documents pertinent to the claim and must conduct a full and fair review of the claim and its denial. Lear's decision on review must be furnished to the claimant in writing in a manner calculated to be understood by the claimant. The decision must include a statement of the reasons for the decision with references to the specific provisions of the Plan upon which the decision is based. The decision on review must be mailed to the claimant within 90 days following the date on which the request for review is received by Lear. If special circumstances require an extension of time to consider a request for review, Lear's written review of the claim may be mailed to the claimant not more than 180 days after Lear received the request for review. Within the initial 90 day period. Lear must notify the claimant in writing of the extension, the special circumstances requiring the extension and of the date by which the claimant will be furnished with written notice of the decision reviewing the claim.

      (e) TRANSMISSION OF DOCUMENTS All written documents required by these claim procedures must be sent by first-class certified mail (return receipt requested)

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            through the United States Postal Service. The date on which any document is mailed is determined by the postmark affixed to the document by the United States Postal Service. The date on which any document is received is determined by the date on the signed receipt for certified mail. Notices to a claimant must be mailed to the claimants last known address. Notices to Lear must be mailed to:

                           Vice President of Human Resources
                           Lear Corporation
                           21557 Telegraph Road
                           Southfield, Michigan 48034

26.   DEFINITIONS

      (a)   LEAR Lear Corporation.

      (b)   PLAN The Lear Corporation Pension Equalization Program.

      (c) QUALIFIED PENSION LIMITS The qualified pension limits are the restriction on compensation that can be taken into account under tax qualified pension plans in section 401(a)(17) of the Internal Revenue Code and the annual limit on pensions that can accrue under tax qualified pension plans in section 415 of the Internal Revenue Code. Such amounts are adjusted from time to time by the Commissioner of Internal Revenue to reflect increases in the cost of living.

      (d)   QUALIFIED PENSION PLAN The Lear Corporation Pension Plan.

                                    EXECUTION

WHEREFORE, Lear Corporation has executed the Plan on the 15th day of August 2003.

                                     LEAR CORPORATION

                                    By /s/ Roger A. Jackson
                                       ----------------------------------

                                    Its Senior Vice President, Human Resources
                                        ---------------------------------------

ATTEST:

/s/ Karen M. Rosbury
-------------------------------